July 18, 2006

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement, our report dated September 9, 2005 relating to the financial statements of IPv6 Summit, Inc. as of June 30, 2005 and for the year ended June 30, 2005, from July 9, 2003 (Date of Inception) through June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Form SB-2.

Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC